EXHIBIT 32.1

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Quarterly Report on Form 10-Q filed by May 15, 2007 for the quarter ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: May 9, 2007	/s/ Ronald Leon Moore
Ronald Leon Moore
Chairman, President & Chief Executive Officer

Date: May 9, 2007	/s/ Stephanie K. Sigman
Stephanie K. Sigman
Senior Vice President, Controller & Principal Financial Officer

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